UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 28, 2020

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).                       Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Beyond Meat, Inc. (the “Company”) approved the following increases in (i) the annual base salary of the Company’s Chief Innovation Officer and (ii) the annual target cash bonus percentages of the Company’s President and Chief Executive Officer, Chief Financial Officer and Treasurer, Chief Growth Officer and Chief Innovation Officer, for its fiscal year ending December 31, 2020.

The Compensation Committee approved an increase in the annual base salary of Dariush Ajami, the Company’s Chief Innovation Officer, from $325,000 to $365,000, effective April 1, 2020. The Compensation Committee also approved an increase in the annual target cash bonus percentages for the named executive officers of the Company listed below:

Named Executive Officer	Title	Prior Target Bonus (% of annual base salary)	New Target Bonus (% of annual base salary)
Ethan Brown	President and Chief Executive Officer	50%	100%
Mark Nelson	Chief Financial Officer and Treasurer	50%	60%
Charles Muth	Chief Growth Officer	50%	60%
Dariush Ajami	Chief Innovation Officer	50%	60%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Chief Financial Officer and Treasurer
Date: March 5, 2020